UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38024	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410 Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 305-6387

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by BeyondSpring Inc. (the “Company”) on June 4, 2026 (the “Original Form 8-K”). The Original Form 8-K reported the appointment of Mr. Min Qiu as Chief Executive Officer of the Company. At the time of the Original Form 8-K, the Company had not yet finalized the compensatory arrangements for Mr. Qiu entered into in connection with his appointment as Chief Executive Officer. This Amendment is being filed to disclose those now finalized arrangements with Mr. Qiu. Except as set forth below, the original filing remains unchanged.

The Original Form 8-K also reported the appointment of Ms. Na Li as Chief Financial Officer of the Company. Her compensation remains unchanged in connection with her appointment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously disclosed appointment of Mr. Qiu as Chief Executive Officer, the Company has entered into an employment agreement with Mr. Qiu providing for the compensation described below.

Mr. Qiu will receive an annual salary of $100,000 and is eligible to participate in any bonus program sponsored by the Company on a basis consistent with that applicable to other employees at his level, in accordance with Company policy, with a target annual bonus of 30% of base salary.

In connection with his appointment as Chief Executive Officer, Mr. Qiu will also be granted options to purchase 100,000 ordinary shares of the Company, which will vest in four equal annual instalments following the grant date. The options will be granted pursuant to the terms and conditions of the Company’s 2017 Omnibus Incentive Plan (the “Plan”) and the Company’s standard form of option award agreement.

In the event of a qualifying termination of employment or a change in control, Mr. Qiu will be entitled to severance payments and benefits identical to those previously applicable to Dr. Lan Huang, as disclosed in the section entitled “Potential Payments Upon Termination or Change in Control” in Item 11 of the Company’s most recent Annual Report on Form 10-K. Specifically, in the event of a termination without cause or resignation for good reason, subject to his execution of a release, Mr. Qiu would receive 9 months of continued base salary payments and a pro-rated bonus for the year of termination based on actual performance. In addition, under the terms of the Plan and option award agreement, if the options are assumed or substituted for in the change in control and Mr. Qiu’s employment is terminated without cause within 12 months thereafter, any unvested options will immediately vest, and if the options are not assumed or substituted for in the change of control, any unvested options will immediately vest.

The foregoing description of Mr. Qiu’s employment agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026

BeyondSpring Inc.

By:	/s/ Lan Huang
Name:	Lan Huang
Title:	Chairperson